Exhibit 4(b)

Number: A-2-	Shares

CUSIP NO.: 18683K309

3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2

(without par value per share)

(liquidation preference $1,000.00 per share)

OF

CLIFFS NATURAL RESOURCES INC.

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES (AS DEFINED BELOW).

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2, without par value per share and with a liquidation preference of $1,000.00 per share (the “Series A-2 Preferred Stock”). The shares of Series A-2 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-2 Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the Corporation, as amended, as the same may be amended from time to time in accordance with its terms (the “Articles”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A-2 Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A-2 Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Cliffs Natural Resources Inc. has executed this certificate as of the date set forth below.

CLIFFS NATURAL RESOURCES INC.

By:
	Name:	Joseph A. Carrabba
	Title:	Chairman, President and Chief Executive Officer

By:
	Name:	George W. Hawk, Jr.
	Title:	General Counsel and Secretary
Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Articles.

Computershare Trust Company, N.A. as Transfer Agent

By:
Name:
	Title:	Authorized Signatory
Dated:

REVERSE OF SECURITY

CLIFFS NATURAL RESOURCES INC.

3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2

Dividends on each share of Series A-2 Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A-2 Preferred Stock shall be redeemable as provided in the Articles. The shares of Series A-2 Preferred Stock shall be convertible into the Corporation’s Common Shares in the manner and according to the terms set forth in the Articles. Upon a Designated Event, holders of shares of Series A-2 Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A-2 Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A-2 Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A-2 Preferred Stock Certificate)

Signature Guarantee:                                                  1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert the Series A-2 Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)                  shares of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2 (the “Series A-2 Preferred Stock”), represented by stock certificate No(s). __ (the “Series A-2 Preferred Stock Certificates”) into Common Shares, par value $0.125 per share (“Common Shares”), of Cliffs Natural Resources Inc. (the “Corporation”) according to the conditions of the Amended Articles of Incorporation of the Corporation establishing the terms of the Series A-2 Preferred Stock (the “Articles”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A-2 Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Shares issuable to the undersigned upon conversion of the Series A-2 Preferred Stock shall be made pursuant to registration of the Common Shares under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Articles and the Series A-2 Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue Common Shares until the original Series A-2 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than two Business Days following receipt of the original Series A-2 Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Convertible

Series A-2 Preferred Stock to be Converted:

Number of Common

Shares to be Issued:

Signature:

Name:

Address:2

Fax No.:

2 Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of Series A-2 Preferred Stock represented by this Global Preferred Share shall be                     . The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar